Exhibit 10.3
AMENDMENT NUMBER THREE
to
AMENDED LETTER OF INTENT
by and between
FAGEN, INC.
and
MINNERGY, LLC
This Amendment Number Three (“Amendment Number Three”) is entered into this 18th day of June 2008, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and MinnErgy, LLC, a Minnesota Limited Liability Company (“Owner”). (Each of Fagen and Owner a “Party” and, collectively, the “Parties”).
In consideration of the mutual promises, covenants and conditions contained in the Letter of Intent by and between the Parties dated March 23, 2007 (“LOI”), Amendment Number One to the LOI dated September 13, 2007 (“Amendment Number One”), Amendment Number Two to the LOI dated December 17, 2007 (“Amendment Number Two”), and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree that this Amendment Number Three shall amend the LOI, Amendment Number One, and Amendment Number Two, and that the terms and conditions of this Amendment Number Three shall supersede and replace the terms of the LOI, Amendment Number One, and Amendment Number Two as follows:
1. The second paragraph of the LOI, as amended by Amendment Number Two, shall be deleted in its entirety and replaced with the following:
The Parties agree to effect the Transaction subject only to the execution and delivery (in each case in a form satisfactory to Fagen) of a definitive Design-Build Agreement and other ancillary instruments and agreements (the “Transaction Documents”). The Parties agree that the Transaction Documents must be executed and delivered by the parties thereto no later than June 21, 2009 (the “Closing Date”); or this Letter of Intent will terminate in accordance with Paragraph 11(a).
2. Paragraph 2(b) of the LOI, as amended by Amendment Number Two, shall be deleted in its entirety and replaced with the following:
(b)
If the Construction Cost Index published by Engineering News-Record Magazine (“CCI”) for the month in which a Notice to Proceed is given to Fagen is greater than 7879.54 (February 2007), the Contract Price shall be increased by a percentage amount equal to the percentage increase in CCI.

3. Paragraph 2(c) of the LOI, as amended by Amendment Number Two, shall be deleted in its entirety and replaced with the following:
(c)
In addition to any adjustment provided for in Paragraph 2(b) hereof, Fagen shall also add a surcharge to the Contract Price of one half of one percent (0.50%) for each calendar month that has passed between June 2008 and the month in which a valid Notice to Proceed is given to Fagen. By way of example, if a valid Notice to Proceed is given six months after June 2008 and the CCI has increased by such date two percent (2%) over the base CCI set forth in Paragraph 2(b), the total adjustment to the Contract Price shall be two percent (2%) in accordance with Paragraph 2(b) plus one half of one percent (0.50%) for each of the six months from June 2008 to the delivery of a valid Notice to Proceed in accordance with this paragraph, for a total adjustment of five percent (5%). In addition to the preceding example, if a valid Notice to proceed is given one year after June 2008 and the CCI has increased by such date two percent (2%) over the base CCI set forth in Paragraph 2(b), the total adjustment to the Contract Price shall be two percent (2%) in accordance with Paragraph 2(b) plus one half of one percent (0.50%) for each month from June 2008 to the delivery of a valid Notice to Proceed in accordance with this paragraph, for a total adjustment of eight percent (8%).

4. The following Paragraph 2(d) shall be added to the LOI:
(d)
The Contract Price, as adjusted in accordance with Paragraphs 2(b) and 2(c) hereof, but excluding any other adjustments available to the Parties pursuant to the Design-Build Agreement, shall not exceed Eighty-Eight Million Three Hundred Thousand Dollars ($88,300,000.00).

5. Item 9 and the last sentence of Paragraph 3(m) of the LOI, as amended by Amendment Number One, shall be deleted in their entirety and replaced with the following:
(9) Fagen has provided Owner written notification of its acceptance of the Notice to Proceed. If Owner has not fulfilled the requirements for the issuance of a Notice to Proceed as set forth in this Paragraph 3(m) by June 21, 2009, Fagen may, at its sole option, terminate the Design-Build Agreement, thus releasing Fagen of all obligations.
4. Paragraph 11 of the LOI, as amended by Amendment Number Two, shall be deleted in its entirety and replaced with the following:
11.
Termination. This Letter of Intent will terminate on June 21, 2009 unless the basic size and design of the Plant have been determined and mutually agreed upon, a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. This date may be extended upon mutual written agreement of the Parties. Furthermore, unless otherwise agreed to by the Parties, this Letter of Intent will terminate:

(a)	at the option of either Fagen or Owner if the Design-Build Agreement is not completed and executed by the Closing Date; or
(b)	upon the execution and delivery of the Transaction Documents.
Amendment Number Three to
MinnErgy, LLC Letter of Intent
June 18, 2008

Except as specifically modified herein, all other provisions of the LOI, as amended by Amendment Number One and Amendment Number Two, shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have caused their names to be hereunto subscribed by their officers thereunto duly authorized, intending thereby that this Amendment Number Three shall be effective as of the date first written hereinabove.

OWNER:	FAGEN:

MinnErgy, LLC	Fagen, Inc.
(Name of Owner)	(Name of Design-Builder)

/s/ Ronald L. Scherbring	/s/ Ron Fagen
(Signature)	(Signature)

Ronald L. Scherbring	Roland “Ron” Fagen
(Printed Name)	(Printed Name)

President	CEO and President
(Title)	(Title)
Amendment Number Three to
MinnErgy, LLC Letter of Intent
June 18, 2008

3